Presenters: Date: Earnings Conference Call – First Quarter 2017 May 2, 2017 Joc O’Rourke, President and Chief Executive Officer Rich Mack, Executive Vice President and Chief Financial Officer Laura Gagnon, Vice President Investor Relations The Mosaic Company

MOSAIC CONFIDENTIAL Forward Looking Statements Forward-Looking Statements This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about our proposed acquisition of the global phosphate and potash operations of Vale S.A. (“Vale”) conducted through Vale Fertilizantes S.A. (the “Transaction”) and the anticipated benefits and synergies of the proposed Transaction, other proposed or pending future transactions or strategic plans and other statements about future financial and operating results. Such statements are based upon the current beliefs and expectations of The Mosaic Company’s management and are subject to significant risks and uncertainties. These risks and uncertainties include but are not limited to risks and uncertainties arising from the possibility that the closing of the proposed Transaction may be delayed or may not occur, including delays or risks arising from any inability to obtain governmental approvals of the Transaction on the proposed terms and schedule, any inability of Vale to achieve certain other specified regulatory and operational milestones or to successfully complete the transfer of the Cubatão business to Vale and its affiliates in a timely manner, and the ability to satisfy any of the other closing conditions; our ability to secure financing, or financing on satisfactory terms and in amounts sufficient to fund the cash portion of the purchase price without the need for additional funds from other liquidity sources; difficulties with realization of the benefits of the proposed Transaction, including the risks that the acquired business may not be integrated successfully or that the anticipated synergies or cost or capital expenditure savings from the Transaction may not be fully realized or may take longer to realize than expected, including because of political and economic instability in Brazil or changes in government policy in Brazil; the predictability and volatility of, and customer expectations about, agriculture, fertilizer, raw material, energy and transportation markets that are subject to competitive and other pressures and economic and credit market conditions; the level of inventories in the distribution channels for crop nutrients; the effect of future product innovations or development of new technologies on demand for our products; changes in foreign currency and exchange rates; international trade risks and other risks associated with Mosaic’s international operations and those of joint ventures in which Mosaic participates, including the risk that protests against natural resource companies in Peru extend to or impact the Miski Mayo mine, the ability of the Wa’ad Al Shamal Phosphate Company (also known as MWSPC) to obtain additional planned funding in acceptable amounts and upon acceptable terms, the timely development and commencement of operations of production facilities in the Kingdom of Saudi Arabia, the future success of current plans for MWSPC and any future changes in those plans; difficulties with realization of the benefits of our long term natural gas based pricing ammonia supply agreement with CF Industries, Inc., including the risk that the cost savings initially anticipated from the agreement may not be fully realized over its term or that the price of natural gas or ammonia during the term are at levels at which the pricing is disadvantageous to Mosaic; customer defaults; the effects of Mosaic’s decisions to exit business operations or locations; changes in government policy; changes in environmental and other governmental regulation, including expansion of the types and extent of water resources regulated under federal law, carbon taxes or other greenhouse gas regulation, implementation of numeric water quality standards for the discharge of nutrients into Florida waterways or efforts to reduce the flow of excess nutrients into the Mississippi River basin, the Gulf of Mexico or elsewhere; further developments in judicial or administrative proceedings, or complaints that Mosaic’s operations are adversely impacting nearby farms, business operations or properties; difficulties or delays in receiving, increased costs of or challenges to necessary governmental permits or approvals or increased financial assurance requirements; resolution of global tax audit activity; the effectiveness of Mosaic’s processes for managing its strategic priorities; adverse weather conditions affecting operations in Central Florida, the Mississippi River basin, the Gulf Coast of the United States or Canada, and including potential hurricanes, excess heat, cold, snow, rainfall or drought; actual costs of various items differing from management’s current estimates, including, among others, asset retirement, environmental remediation, reclamation or other environmental regulation, Canadian resources taxes and royalties, or the costs of the MWSPC, its existing or future funding and Mosaic’s commitments in support of such funding; reduction of Mosaic’s available cash and liquidity, and increased leverage, due to its use of cash and/or available debt capacity to fund financial assurance requirements and strategic investments; brine inflows at Mosaic’s Esterhazy, Saskatchewan, potash mine or other potash shaft mines; other accidents and disruptions involving Mosaic’s operations, including potential mine fires, floods, explosions, seismic events, sinkholes or releases of hazardous or volatile chemicals; and risks associated with cyber security, including reputational loss, as well as other risks and uncertainties reported from time to time in The Mosaic Company’s reports filed with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements. 2

MOSAIC CONFIDENTIAL Executive Summary 3 Several Items Impacted First Quarter 2017 Results Managing Costs and Capital Markets Have Improved Expect Better Profitability in Q2 and H2 2017

MOSAIC CONFIDENTIAL China Phosphate Exports 4 0.0 0.5 1.0 1.5 2.0 2.5 3.0 3.5 4.0 Q1 Q2 Q3 Q4 Million Tonnes China DAP/MAP/TSP Exports 2015 = 11.6mmt 2016 = 9.5mmt 2017F = ~8.0mmt Source: China Customs, Mosaic

MOSAIC CONFIDENTIAL Financial Results Review 5

MOSAIC CONFIDENTIAL Phosphates Results and Guidance 6 GuidanceFirst Quarter 2017 Results Volumes Price Margin 2.0M 2.3M2.3M $315 $335$327 Upper Single Digits 7% Phosphates Q2 2017 Q2 Sales Volumes 2.3 to 2.6 million tonnes Q2 DAP Selling Price $320 to $340 per tonne Q2 Gross Margin Rate Approximately 10% Q2 Operating Rate Mid 80% Full Year Sales Volumes 9.5 to 10.25 million tonnes Global Shipments 67 to 68 million tonnes Guidance Range Actuals

MOSAIC CONFIDENTIAL Potash Results and Guidance 7 Potash Q2 2017 Q2 Sales Volumes 2.0 to 2.3 million tonnes Q2 MOP Selling Price $170 to $185 per tonne Q2 Gross Margin Rate Low 20 percent Q2 Operating Rate Low 90 percent* Full Year Sales Volumes 8.0 to 8.75 million tonnes Global Shipments 62 to 63 million tonnes GuidanceFirst Quarter 2017 Results Volumes Price Margin 2.15M 2.3M Guidance Range Actuals 2.0M $160 $180$172 17% *Operating rate guidance reflects lower operational capacity at the Colonsay mine. ~20%

MOSAIC CONFIDENTIAL International Distribution Results and Guidance 8 GuidanceFirst Quarter 2017 Results Volumes Margin/Tonne 1.2M 1.5M ~$20 $21 International Distribution Q2 2017 Q2 Sales Volumes 1.4 to 1.7 million tonnes Q2 Gross Margin per Tonne Approximately $20 Full Year Sales Volumes 7.0 to 7.5 million tonnes Guidance Range Actuals 1.3M

MOSAIC CONFIDENTIAL Other Full-Year Guidance 9 Consolidated Full-Year 2017 Total SG&A $295 to $310 million Capital Expenditures and Equity Investments $950 million to $1.05 billion Effective Tax Rate Upper single digits Potash 2017 Full Year Canadian Resources Taxes $85 to $135 million Full Year Brine Management Costs $160 to $180 million

MOSAIC CONFIDENTIAL Closing Remarks and Appendix 10

MOSAIC CONFIDENTIAL Raw Material Cost Detail 11 Ammonia ($/Tonne) First Quarter 2017 Percent Realized in COGS $285 Average Purchase Price $307 Realized in COGS $87 Average Purchase Price $75 Sulfur ($/Tonne) Phosphate Rock (realized in COGS) (‘000 tonnes) U.S. mined rock 3,575 90% Purchased Miski Mayo Rock 408 10% Other Purchased Rock 1 0% Total 3,984 100% Average cost / tonne consumed rock $59

MOSAIC CONFIDENTIAL Earnings Sensitivity to Key Drivers(a) 12 (a) These factors do not change in isolation; actual results could vary from the above estimates (b) Assumes no change to KMAG pricing 2017 Q1 Actual Change 2017 Q1 Margin % Actual % Impact on Segment Margin Pre-Tax Impact Quarterly EPS Impact Marketing MOP Price ($/tonne)(b) $172 $50 22% 24% $99 $0.25 Potash Volume (thousand tonnes) 1,973 500 22% 12% $49 $0.13 DAP Price ($/tonne) $327 $50 7% 14% $114 $0.29 Phosphate Volume (thousand tonnes) 2,272 500 7% 4% $30 $0.08 Raw Materials Sulfur ($/lt) $87 $50 7% 5% $45 $0.12 Ammonia ($/tonne) $285 $50 7% 3% $26 $0.07

MOSAIC CONFIDENTIAL Phosphate Raw Material Trends 13 0 50 100 150 200 250 300 350 400 450 500 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q2 2017F Realized Costs Market Prices 0 25 50 75 100 125 150 175 Sulfur (long ton)(p) Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q2 2017F Realized Costs Market Prices Ammonia Sulfur ($/tonne) ($/tonne) 1. Market ammonia prices are average prices based upon Tampa C&F as reported by Fertecon 2. Market sulfur prices are average prices based upon Tampa C&F as reported by Green Markets 3. Realized raw material costs include:  ~$20/tonne of transportation, transformation and storage costs for sulfur  ~$35/tonne of transportation and storage costs for ammonia 1 2

Global Potash Shipment Forecasts by Region (May 2, 2017)

Muriate of Potash Million Tonnes (KCl)	2015	2016	Low 2017F	High 2017F	Comments
China	15.9	13.3	13.8	14.0	*Implied shipments plunged last year as a result of a 2.6 mmt decline in imports and lower domestic production. The drop in shipments coupled with a modest increase in on-farm use implies a drawdown of channel inventories from lofty levels at the end of 2015. Shipments are forecast to increase this year due to another moderate gain in on-farm use (area lost to corn will get planted to other K-using crops) and a smaller decline in channel stocks. Imports are forecast to rebound from 6.8 to 7.8 mmt.*
India	4.0	3.9	4.1	4.3	*Shipments stagnated as distributors worked through high stockpiles last year. A modest increase is forecast for this year despite a reduction in the 2017/18 potash subsidy and the expectation of a moderate increase in retail potash prices. Lower international prices, a stronger rupee, increases in minimum support prices, and initial forecasts for a normal monsoon underpin solid on-farm demand.*
Indonesia/Malaysia	4.3	4.8	5.0	5.2	*Sentiment and shipments began to pick up during the tender season in the latter part of last year as improved fundamentals – normal rainfall, lower K prices and a recovery in palm oil prices – took hold. We expect stronger fundamentals will continue to drive moderate gains in 2017.*
Europe/FSU	10.6	10.2	10.6	10.8	*Shipments in 2017 are projected to rebound to 2015-like levels mainly due to the ebbs and flows resulting from swings in channel inventories in Europe as well as continued strong growth in Russia, Ukraine and other FSU countries (albeit from a relatively low base).*
Brazil	8.7	9.1	9.6	9.8	*Our 2017 forecast was revised up to nearly 9.7 mmt. Net imports are projected to reach a record 9.2 mmt and domestic production/shipments are expected to remain at 0.5 mmt. Q1 shipments got off to a fast start -- imports totaled 1.7 mmt, up 23% from a year earlier and production was up 9%. The demand story is unchanged - both agronomic and economic drivers remain constructive.*
North America	8.9	9.4	9.2	9.4	*Shipments last fall (Jul-Dec) jumped 19% to a modern era record of 4.7 mmt. As a result, our 2016 estimate was revised up to 9.4 mmt. Prospects for the 2017 remain positive based on record U.S. soybean area, a moderate drop in corn area, and consistent reports of many farmers rebuilding soil potassium levels. Spring (Jan-Jun) and fall (Jul-Dec) shipments each are projected to top 4.6 mmt.*
Other	9.3	10.0	9.8	9.9	*Demand outside the "Big Six" regions increased a solid 7+% as a result of broad-based gains in other Asian, other Latin American, and African countries. Most countries are expected to hold gains from last year given continued moderate agricultural commodity prices and lower potash prices.*
Total	**61.6**	**60.7**	**62.1**	**63.4**	*Our current 2017 shipment forecast is 62.6 mmt, an increase of 3.1% or 1.9 mmt from last year. Gains in the "Big Six" consuming regions account for all of the projected increase for reasons noted above. These six regions account for about 85% of global shipments.*

Mosaic

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Global Phosphate Shipment Forecasts by Region (May 2, 2017)

Million Tonnes DAP/MAP/NPS*/TSP	2015	2016E	Low 2017F	High 2017F	Comments
China	19.8	18.4	18.0	18.3	*We have trimmed our forecast for 2017 – rather than flat, now showing a modest decline – as early reports on spring season volumes have come in below our previous expectations, with farm economics coming under some strain from reduced government support measures.*
India	9.2	9.2	9.3	9.5	*We continue to project a modest uptick in shipments in 2017, underpinned by the following: DAP subsidy was cut only notionally, farmer sentiment is strong after a good Rabi season, inventories (particularly in the private channels, ports and at retailers) are low, appreciation of the rupee, prospects of another 'normal' monsoon. We project DAP imports in calendar 2017 will jump by over a million tonnes y-o-y to ~5.4mmt.*
Other Asia/Oceania	9.1	8.8	9.3	9.5	*Our 2017 forecast is unchanged, and we continue to believe that there is upside to the forecast if the positive farm economics that prevailed in 2016 persist through 2017 and any potential development of an El Niño weather pattern is delayed until late-2017.*
Europe and FSU	4.7	5.2	5.1	5.3	*Our 2017 forecast is cut modestly after reports of a lackluster spring season in the EU, while we expect Russian demand to moderate somewhat – with ~10% y-o-y growth – after surging 40% in 2016.*
Brazil	6.9	7.8	8.5	8.7	*We continue to call for record-busting shipments in 2017, though y-o-y growth in high-analysis phosphate shipments is expected to fall a point short of the 13% growth seen in 2016. Farm economics remain very attractive despite the relative strength of the real in 2017, though the recent weakening of soybean prices, the current slow pace of selling this year's harvest and the recent lull in fertilizer buying has the potential to trim our shipment forecast if they persist through May.*
Other Latin America	2.8	3.7	3.6	3.7	*Demand surprised to the upside in 2016, particularly in Argentina where shipments doubled y-o-y to 1.4mmt. We have left our forecast for 2017 unchanged, calling for demand to remain flat or slightly lower. The demand drivers of 2016, namely good farmer economics, remain largely in place, though sentiment is not as strong as a year ago.*
North America	8.9	9.2	9.3	9.4	*The fall season was better than expected in 2016 as farmers stepped in to replace large nutrient withdrawals with historically low-cost phosphate. Because of this, we believe that 2017 started with very low channel inventories, which drove record Jan-Apr import volumes. Reports from the field indicate that spring application rates remain strong, and as such we anticipate broadly flat y-o-y shipments (though this will obviously hinge on farm economics/ag commodity prices this fall).*
Other	3.2	3.8	3.7	3.9	*Our forecast for 2017 is little-changed. We expect a modest pullback in Middle East volumes after strong growth in 2016, which should be easily offset by the remarkable demand story that continues to spread across Africa.*
Total	**64.6**	**66.2**	**66.8**	**68.3**	*Our shipment forecast for 2017 is now at 67-68 million tonnes with a point estimate of 67.3 mmt.*

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